Exhibit 8.1

Sidley Austin Brown & Wood LLP

beijing brussels chicago dallas geneva hong kong london	Bank One Plaza 10 S. Dearborn Street Chicago, Illinois 60603 Telephone 312 853 7000 Facsimile 312 853 7036 www.sidley.com Founded 1866	los angeles new york san francisco shanghai singapore tokyo washington, d.c.

September 19, 2005

Beeland Management Company, L.L.C.

141 West Jackson Blvd.

Suite 1340A

Chicago, Illinois 60604

Re:	Rogers International Raw Materials Fund, L.P.
Post-Effective Amendment No. 4 to the
Registration Statement on Form S-1

Dear Sir or Madame:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, of the Post-Effective Amendment No. 4 to the Registration Statement on Form S-1, to be filed with the SEC on or about September 19, 2005 (the “Registration Statement Amendment”), of Rogers International Raw Materials Fund, L.P. (the “Index Fund”), a limited partnership formed under the Illinois Revised Uniform Limited Partnership Act.

We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinions set forth under the caption “Federal Income Tax Aspects” in the Prospectus constituting a part of the Registration Statement Amendment that the Index Fund will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation or as a “publicly-traded partnership” and that the summary fairly and accurately describes (subject to the uncertainties referred to therein) the material federal income tax consequences to United States taxpayers that are individuals that invest in the Index Fund.

Our opinion represents our best legal judgment with respect to the proper federal income tax treatment of the Index Fund and United States individual taxpayers investing in the

SIDLEY AUSTIN BROWN & WOOD LLP IS A LIMITED LIABILITY PARTNERSHIP
PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

Index Fund, based on the materials reviewed.  Our opinion assumes the accuracy of the facts as represented in documents reviewed or as described to us and could be affected if any of the facts as so represented or described are inaccurate.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement Amendment and to all references to our firm included in or made a part of the Registration Statement Amendment.

Very truly yours,

/s/ SIDLEY AUSTIN BROWN & WOOD LLP